[MWE Letterhead]

Exhibit 5.1

May 23, 2011

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

Re:	Registration Statement on Form S-4 Relating to $260,000,000 Aggregate Principal

Amount of 6 5/8% Senior Notes due 2021 and Related Guarantees

Ladies and Gentlemen:

We have acted as special counsel to Valassis Communications, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer to exchange by the Company of up to $260,000,000 aggregate principal amount of its 6 5/8% Senior Notes due 2021 (the “Exchange Notes”) and the guarantees (the “Guarantees”) of the subsidiary guarantors listed in the Registration Statement (the “Subsidiary Guarantors”), in each case, which are being registered under the Securities Act, for a like principal amount of its outstanding, unregistered 6 5/8% Senior Notes due 2021 issued on January 28, 2011 (the “Original Notes”) and the related guarantees. The Original Notes have been, and the Exchange Notes will be, issued pursuant to an indenture (the “Indenture”), dated as of January 28, 2011, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In rendering the opinions set forth below, we have examined and relied on originals or copies of (i) the Registration Statement and the prospectus contained therein, (ii) the Indenture (including the form of Exchange Note included as an exhibit thereto), (iii) the Guarantees, (iv) the certificates of incorporation, certificate of formation, articles of organization, operating agreements, by-laws and other organizational documents of the Company and the Subsidiary Guarantors, and (v) and such other records, documents, certificates and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, including endorsements, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. With regard to factual matters, we have been provided with, and with your consent have relied (without independent verification)

Valassis Communications, Inc.

May 23, 2011

upon, representations, certificates and statements of the Company and the Subsidiary Guarantors and their respective officers and other representatives and of public officials.

For purposes of the opinions set forth herein, we have assumed that: (i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (iv) the Trustee had and has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We have also assumed, with your consent, that the Exchange Notes and the related Notations of Guarantee will be in the forms attached to the Indenture and that any information omitted from such forms will be properly added.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the Original Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement, (iii) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture upon receipt of the Original Notes surrendered in exchange therefor, (iv) the Indenture had been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) applicable provisions of “blue sky” laws have been complied with,

1.	the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.	and when the Notations of Guarantee in the form included as an exhibit to the Indenture are endorsed by each Subsidiary Guarantor in accordance with the terms of the Indenture, the Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

The opinions set forth herein are subject, in each case, to the following qualifications: (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter existing affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and (b) we express no opinion as to (i) the enforceability of any rights to contribution or indemnification provided for in the Indenture which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule

Valassis Communications, Inc.

May 23, 2011

or regulation), (ii) whether a federal or state court outside the State of New York would give effect to any choice of law provided for in the Exchange Notes, (iii) any provisions of the Exchange Notes that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Exchange Notes or the transactions contemplated thereby, (iv) any waiver of inconvenient forum set forth in the Exchange Notes or (v) any waiver of jury trial found in the Exchange Notes.

In rendering the opinions set forth herein, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture, the Exchange Notes and the Guarantees, as the case may be, and the performance by the Company and the Subsidiary Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantors or their respective properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to the Company and the Subsidiary Guarantors and which are listed as exhibits to (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 1, 2011, or (ii) the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2011 filed with the Commission on May 10, 2011.

Members of this firm are admitted to the bar in the State of New York and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Limited Liability Company Act of the State of Delaware and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Michigan, we have relied upon the opinion of Todd L. Wiseley, Esq., General Counsel of the Company, dated the date hereof and being filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. The opinions rendered herein are as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur.

Sincerely,

/s/ McDermott Will & Emery LLP